Exhibit 99.1

Aptera Motors Drives First Five Validation Vehicles Off the Line

Carlsbad, CA, May 12, 2026 — Aptera Motors Corp. (Nasdaq: SEV), a solar mobility company pioneering ultra-efficient transportation, today announced that five validation vehicles have been driven off its newly established low-volume validation assembly line.

Each vehicle has been built on Aptera’s low-volume validation assembly line in Carlsbad, California, where trained technicians move through 14 stations using processes designed to scale. Running multiple vehicles through the line in sequence validates not only the vehicle itself, but the system required to build it consistently.

With each successive build, the team has improved cycle times, refined workflows, and discovered improvements to carry onto future vehicle builds. The results are continuous improvements to a production system that is becoming faster, more efficient, and more predictable with every vehicle built.

“Every vehicle we run through this line teaches us something,” said Chris Anthony, Co-CEO of Aptera Motors. “With five vehicles now off the line, we have a growing foundation of data, a team that is getting sharper with every build, and a process that is proving itself in real time. That is what gives us confidence as we move toward our goal of customer deliveries.”

The validation fleet will continue to expand and move through a comprehensive testing program covering road performance, durability, safety verification, software and firmware integration, and real-world solar energy collection.

“What we are building here is not just vehicles, but the system to build them well,” said Steve Fambro, Co-CEO of Aptera Motors. “Each cycle through the line improves precision, efficiency, and repeatability. This is how we plan to meet our customers’ expectations when they finally get their hands on their own Aptera vehicle.”

With nearly 50,000 reservations on record, this milestone represents a critical step in transitioning from development to production.

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, future production, and manufacturing and assembly scale-up. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, supply chain delays and disruptions; our ability to hire key personnel; the feasibility and timing of scaling our assembly and integration processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing, and other risks described in our filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us